Exhibit 10.3

8/7/17

For use for participant who is a participant under Severance Protection Plan

CABOT CORPORATION

2017 LONG-TERM INCENTIVE PLAN

Stock Option Award Certificate

Employee Name

This Certificate evidences the grant to you by Cabot Corporation (the “Company” or “Cabot”), subject to the terms provided herein and in the 2017 Long-Term Incentive Plan (as amended from time to time, the “2017 Plan”), of stock options to purchase the number of shares of common stock of Cabot set forth in the table below (such stock options referred to as your “Award”). The principal terms of your Award are described below. Except as otherwise expressly provided, all capitalized terms used that are not defined herein shall have the same meaning as in the 2017 Plan.

Non-Qualified Stock Option	[Option Award]
Grant Date	[Date]
Exercise Price (Per Share)	[Exercise price]
Expiration Date	[Expiration date]

General Terms of your Stock Option.  Your stock option gives you the right to purchase shares of Stock at the per share exercise price set forth in the table above, subject to the vesting provisions set forth below. This stock option is not intended to constitute an incentive stock option under Section 422 of the Code.

Vesting and Exercisability of your Stock Options.  No shares of Stock may be purchased under your Award and none of the stock options subject to your Award may be exercised until the stock options have vested as provided herein. Subject to your continuing Employment through each applicable vesting date, your Award shall vest as follows: 30% of the stock options subject to your Award will vest and become exercisable on the first anniversary of the grant date, 30% of the stock options subject to your Award will vest and become exercisable on the second anniversary of the grant date, and 40% of the stock options subject to your Award will vest and become exercisable on the third anniversary of the grant date. After your stock option vests, unless it is earlier terminated or forfeited as provided below, it is generally exercisable, in whole or in part, at any time prior to its expiration date. Your stock option has a ten-year term. The conditions under which your award may be terminated or forfeited are explained below. For purposes of this Certificate, “Employment” means only your employment relationship with the Company and its Affiliates and shall not include any other service relationship with the Company and its Affiliates. The exercise of your stock options may involve the sale of Stock, and accordingly, there may be limitations on when you can exercise your stock options under Cabot’s Policy on Transactions in Securities, a copy of which is being provided to you with the Prospectus for the 2017 Plan.

Circumstances that will lead to the termination or forfeiture of your stock options before the scheduled expiration date. If your Employment ends, the following rules will apply:

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Except as set forth below, all stock options subject to your Award that are unvested immediately prior to the cessation of your Employment for any reason will automatically be forfeited immediately upon the cessation of your Employment. Except as set forth below, all stock options subject to your Award that are vested and outstanding immediately prior to the cessation of your Employment will remain exercisable until the earlier of (i) three months after the date on which your Employment ends or (ii) the stated expiration date, and shall thereafter automatically terminate to the extent not exercised.

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If your Employment ceases because of your death or Disability, all stock options subject to your Award that are not vested and that are outstanding immediately prior to your cessation of Employment will become fully vested and exercisable and will remain exercisable until the earlier of (i) three years following the date on which your Employment ends, or (ii) the stated expiration date, and shall thereafter automatically terminate to the extent not exercised.

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In the event that your Employment is terminated by Cabot or its successor or any of their respective subsidiaries other than for Cause or you resign for Good Reason, in each case, within two years following a Change in Control, all stock options subject to your Award that are not vested and that are outstanding immediately prior to such termination of Employment will become fully vested and exercisable and will remain exercisable until the earlier of (i) three months following the date on which your Employment ends or (ii) the stated expiration date, and shall thereafter automatically terminate to the extent not exercised.

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Notwithstanding anything to the contrary, if your Employment is terminated for Cause or is terminated under circumstances that in the sole discretion of the Administrator would have constituted grounds for your Employment to have been terminated for Cause, all of the stock options subject to your Award (whether vested or unvested) will automatically be forfeited immediately upon such termination of Employment.

Exercising your Stock Options.  You may exercise your Award by delivering to the Company’s designated broker for stock option exercises (or to the Company in the event the Company does not have a designated broker for stock option exercises) a notice of exercise, in the form provided, with payment of the exercise price and any withholding taxes due upon exercise. The date the Company’s designated broker (or the Company in the event the Company does not have a designated broker for stock option exercises) receives your notice of exercise will be the exercise date. You may also choose to exercise your stock options in a cashless exercise through the Company’s designated broker. A cashless exercise involves a sale of Cabot stock in the market, with the proceeds applied to the stock option exercise price and any withholding taxes due. In a cashless exercise transaction, the exercise will be deemed to have occurred when the shares are sold by the broker.

Payment of the Exercise Price.  You may pay for the shares you are purchasing upon the exercise of your stock option in the following ways:

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in cash, by depositing funds into your account at the Company’s designated broker prior to the exercise (or to the Company by wire transfer, certified check or bank cashier’s check payable to the Company in the event the Company does not have a designated broker for stock options exercises);

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•	by cashless exercise through the Company’s designated broker for stock option exercises, which shall account for, and include, any required tax withholding;
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by withholding Stock from the total number of shares of Stock acquired upon exercise of your stock options having a fair market value, on the exercise date, equal to the aggregate exercise price of the stock options being exercised and any required tax withholding; or

•	by any combination of the above permitted forms of payment.

For purposes of this award agreement, “Cause” means (i) your willful and continued failure to perform substantially your reasonably assigned duties with the Company or any successor entity or any of their respective Affiliates (other than any such failure resulting from your physical or mental incapacity or any such actual, alleged or anticipated failure after you issue a notice of termination for Good Reason) after a written demand for substantial performance is delivered to you by the Company which demand specifically identifies the manner in which the Company believes you have not substantially performed your duties; (ii) your willfully engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; (iii) your commission of a felony or a crime involving moral turpitude; (iv) your commission of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (v) a significant violation by you of the code of conduct of the Company or its subsidiaries, of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; or (vi) a material breach by you of the terms of any agreement between the Company or its subsidiaries and you. For purposes of this definition (i) no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your actions or omission was in the best interest of the Company and (ii) your good faith errors in judgment shall not constitute Cause or be considered in any determination of whether Cause exists.

For purposes of this award agreement, “Good Reason” means the occurrence after a Change in Control, without your prior written consent, of any of the following events or conditions:

(a)

a change in your status, title, position or responsibilities (including reporting responsibilities) which represents a material adverse change from your status, title, position or responsibilities as in effect immediately prior thereto; the assignment to you of any duties or responsibilities which are materially inconsistent with your status, title, position or responsibilities; or your removal from or the failure to reappoint or reelect you to any of such offices or positions, except in connection with the termination of your employment for Disability, Cause, as a result of your death or by you other than for Good Reason;

(b)	a reduction in the rate of your annual base salary or target annual cash bonus, or a material reduction in your total compensation;

(c)

the relocation of the offices at which you are principally employed to a location more than twenty-five (25) miles from the location of such office immediately prior to the Change in Control, or the Company’s requiring you to be based at a location more than twenty-five (25) miles from such office, except to the extent you were not previously assigned to a principal location and except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations at the time of the Change in Control;

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(d)

the failure by the Company to pay to you any portion of your then current base salary or annual cash bonus or any other compensation, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company in which you participated, in each case, within fourteen (14) days of the date such compensation is due and payable in accordance with the terms of the applicable agreement or plan or applicable law; or

(e)

any material reduction in the retirement or welfare benefits or other material benefit or compensation plan made available to you or any materially adverse change in the terms on which those benefits are made available.

In order for a termination for Good Reason to be effective, you must (a) provide notice to the Company specifying in reasonable detail the condition giving rise to the Good Reason no later than the one-hundred and eightieth (180th) day following the occurrence of that condition; (b) provide the Company a period of thirty (30) days to remedy the condition; and (c) terminate your employment for Good Reason within sixty (60) days following the expiration of the Company’s period to remedy if the Company fails to remedy the condition.

A cashless exercise involves the sale of Stock in the market, and, therefore, must be completed in accordance with Cabot’s Policy on Transactions in Securities. Please review the restrictions on trading contained in the Policy before making arrangements for a cashless exercise. Please note that the trading restrictions in Cabot’s Policy on Transactions in Securities do not apply to transactions with the Company, such as the exercise of a stock option with your own funds or the surrender of shares in payment of the exercise price or in satisfaction of any tax withholding obligations, provided you do not sell the shares acquired while in possession of material nonpublic information or, if applicable to you, during a corporate blackout period.

Tax consequences of your Stock Option.  You are responsible for understanding the general tax consequences of your Award. Withholding taxes up to the required minimum statutory withholding will be deducted from the proceeds of your option exercise transaction unless other payment arrangements have been made.

Effect on Employment Rights; Rights as a Stockholder.  This Award does not confer upon you any right to continue as an employee of the Company or any of its subsidiaries or affiliates and shall not affect in any way the right of the Company or any subsidiary or affiliate of the Company to terminate your Employment at any time. Further, you have no rights as a stockholder with respect to the shares of Stock subject to this option until the proper exercise of the option and the issuance of the shares with respect to which the option has been exercised.

Provisions of the 2017 Plan.  The terms specified in this Certificate are governed by the terms of the 2017 Plan, a copy of which has been provided to you. Information about the 2017 Plan is also included in the Prospectus for the 2017 Plan, a copy of which has also been provided to you. The Administrator has the exclusive authority to interpret the 2017 Plan and this Award. Any interpretation of the Award by the Administrator and any decision made by it with respect to the Award are final and binding on all persons. To the extent there is a conflict between the terms of this Certificate and the 2017 Plan or any employment agreement between you and Cabot or any of its subsidiaries, the 2017 Plan shall govern.

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Recoupment Policy.  This Award and the shares issued to you upon any exercise of the Award are subject to the terms of the Company’s Recoupment Policy, as it may be amended from time to time, and any clawback policy adopted by the Company as required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.

Governing Law.  Except as otherwise provided in the 2017 Plan, this Certificate shall be governed and construed by and determined in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than The Commonwealth of Massachusetts.

You hereby accept your Award subject to the terms set forth herein and in the 2017 Plan. You acknowledge and consent to the collection, use, processing and transfer of personal data as described herein. The Company or any Affiliate, in particular the Cabot entity employing you, hold certain personal information, including your name, home address and telephone number, date of birth, identification number, salary, nationality, job title, any shares of Stock awarded, cancelled, purchased, vested, unvested or outstanding in your favor under the 2017 Plan or other equity plan maintained or sponsored by the Company, for the purpose of managing and administering the 2017 Plan (“Data”). The Company and its Affiliates may transfer Data to any third parties assisting the Company in the implementation, administration and management of the 2017 Plan. These recipients may be located within countries that do not offer the same level of protection of personal data as in the country where you reside. You authorize them to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the 2017 Plan, including any requisite transfer of such Data as may be required for the administration of the 2017 Plan and/or the subsequent holding of shares of Stock on your behalf to a broker or other third party with whom you may elect to deposit any shares acquired pursuant to the 2017 Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect your ability to participate in the 2017 Plan.

You and the Company hereby expressly agree that the use of electronic media to indicate confirmation, consent, signature, acceptance, agreement, and delivery shall be legally valid and have the same legal force and effect as if you and the Company executed this Certificate in paper form. In addition, you understand that this Award is discretionary, and that eligibility for an award under the 2017 Plan is established at the time awards are made. Therefore, your receiving this Award does not mean that you are guaranteed an award in the future.

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